Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 1994, which appears on page 25 of the Everest & Jennings International Ltd. Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 69 of such Annual Report on Form 10-K.


(PRICE WATERHOUSE LLP)
St. Louis, Missouri
December 1, 1994